UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 2, 2018

Function(x) Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-13803	33-0637631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

902 Broadway, 11th Floor New York, New York (Address of principal executive offices)	10010 (Zip Code)

(212) 231-0092
(Registrant’s Telephone Number, including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01 Other Events.

On December 26, 2017, React Presents and Clubtix filed an involuntary Chapter 7 bankruptcy petition against Robert F.X. Sillerman (“Mr. Sillerman”). On February 2, 2018, Mr. Sillerman filed a petition to convert such Chapter 7 filing into a Chapter 11 proceeding.

Mr. Sillerman is the Executive Chairman and Chief Executive Officer of Function(x) Inc. (the “Company”) and has historically provided financial support to the Company in form of cash and guarantees of Company’s obligations. Mr. Sillerman may be unable to provide financial support to the Company in the foreseeable future. There are no assurances the Company will be able to secure an alternative source of funding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUNCTION(X) INC.

Date: February 9, 2018	By:	/s/ Robert F.X. Sillerman
Name: Robert F.X. Sillerman
Title: Executive Chairman and Chief Executive Officer